EXHIBIT 11
                                                      PAGE 1 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                          Three Months Ended
                                            March 31, 1997
                                         Primary  Fully Diluted

Net Income. . . . . . . . . . . . . .    $16,058     $16,058

Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax  . . . . . . .         --         368
                                          ------      ------

Adjusted net income . . . . . . . . .    $16,058     $16,426

Weighted average common shares
outstanding . . . . . . . . . . . . . 26,662,845  26,662,845


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures. . . . . . . . . . . . . .        --    1,428,797


Additional shares outstanding upon assumed
exercise of stock options . . . . . .    89,515       89,925
                                     ----------   ----------

Adjusted weighted average shares
outstanding. . . . . . . . . . . . . 26,752,360   28,181,567
                                     ==========   ==========

Earnings per share . . . . . . . . . $      .60   $      .58
                                     ==========   ==========


                                                       EXHIBIT 11
                                                      PAGE 2 OF 2

                       OLD NATIONAL BANCORP
          STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ($ IN THOUSANDS EXCEPT PER SHARE)



                                              Three Months Ended
                                                 March 31, 1996
                                             Primary   Fully Diluted


Net Income. . . . . . . . . . . . . . . .     $14,672     $14,672

Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax. . . . . . . . . .          --         369
                                               ------      ------
Adjusted net income . . . . . . . . . . .     $14,672     $15,041


Weighted average common shares
outstanding. . . . . . . . . . . . . . .   27,764,767  27,764,767


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures . . . . . . . . . . . . . . .           --   1,433,672

Additional shares outstanding upon assumed
exercise of stock options. . . . . . . . .     83,853      84,142
                                           ----------  ----------

Adjusted weighted average shares
outstanding . . . . . . . . . . . . . . .  27,848,620  29,282,581
                                           ==========  ==========

Earnings per share. . . . . . . . . . . .  $      .53  $      .51
                                           ==========  ==========